Exhibit 10.6

FIRST AMENDMENT

TO THE

CHANGE IN CONTROL AND SEVERANCE AGREEMENT

BETWEEN

RUDDICK CORPORATION and FREDERICK J. MORGANTHALL, II

This First Amendment to the Change in Control and Severance Agreement is made and entered into effective the 9th day of February, 2012, by and between Frederick J. Morganthall, II (“Executive”) and Ruddick Corporation, a North Carolina corporation in Charlotte, North Carolina (“Company”).  As used herein, the term “Company” shall include the Company and any and all of its subsidiaries, unless the context otherwise requires.

RECITALS

WHEREAS, the Executive and the Company entered into a Change in Control and Severance Agreement (“Agreement”) on September 19, 2007;

WHEREAS, the Agreement provides that the Executive will receive a bonus pursuant to the Addendum to the Company’s 2002 Comprehensive Stock Option and Award Plan (the “2002 Plan”) based upon the Company’s actual performance through the date of the Executive’s termination by the Company other than for “Cause” or “Good Reason” termination (as such terms are defined by the Agreement);

WHEREAS, due to the Company’s adoption of the Ruddick Corporation 2011 Incentive Compensation Plan (the “2011 Plan”), the Board of Directors of the Company (“Board”) wishes to amend the Agreement to preserve the benefit described above and to provide for similar treatment of any other awards intended to qualify as “performance-based compensation” as described in Section 162(m) of the Internal Revenue Code of 1986, as amended and the regulations and other guidance promulgated thereunder (“Code Section 162(m)”);

WHEREAS, the Board also wishes to amend the Agreement to provide for 100% vesting of all (i) outstanding and unvested shares of “Restricted Stock” (as defined in the 2011 Plan or any subsequent equity plan), and (ii) any other award not intended to qualify as performance-based compensation under Code Section 162(m), upon the Executive’s termination of employment by the Company without Cause or upon the Executive’s resignation for Good Reason.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Section 6 of the Agreement is hereby amended and restated in its entirety as follows:

“6.

Equity Awards.  In the event that the Company terminates the Executive’s employment without Cause or the Executive resigns for Good Reason (either before or after a Change in Control), the Executive shall become:

(a)

vested in a number of Performance Shares or other performance-based awards granted under the Company’s 2011 Incentive Compensation Plan, or any successor or replacement plan (collectively,

“Performance Awards”) (i) based on the Company’s actual performance up to the date on which the Executive’s employment is terminated by the Company without Cause or the Executive resigns for Good Reason if such termination or resignation occurs during the Company’s 2012 fiscal year, and (ii) if such termination or resignation occurs following the Company’s 2012 fiscal year, in accordance with the terms of any outstanding Performance Award agreement; and

(b)

100% vested in (i) all outstanding and unvested shares of Restricted Stock, whether awarded to the Executive pursuant to a stand-alone Restricted Stock agreement or paid to Executive pursuant to a Performance Share award, and such underlying shares shall become immediately nonforfeitable and transferable, and (ii) such other awards under the Company’s 2011 Incentive Compensation Plan, or any successor or replacement plan (the “2011 Plan”) that are not Performance Awards.

For purposes of this Agreement, the terms “Performance Share” and “Restricted Stock” shall have the meanings given to them in the 2011 Plan.”

2.

In all other respects not amended, the Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FREDERICK J. MORGANTHALL, II

/s/FREDERICK J. MORGANTHALL, II

RUDDICK CORPORATION

By: /s/THOMAS W. DICKSON

Name: Thomas W. Dickson

Title: Chairman of the Board, President and Chief Executive Officer